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                                EXHIBIT 23(a)




                       Independent Accountants' Consent



The Board of Directors
Deposit Guaranty Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for debt securities in 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."




                            KPMG Peat Marwick LLP




Jackson, Mississippi
March 30, 1995